Exhibit 99.1

Intelligent Bio Solutions to Strengthen FDA 510(k) Submission with New Positive Data Demonstrating Ultra-Precise Fingerprint Sweat Detection and Platform Resilience

Data confirms Company’s ability to detect trace sweat volumes at ultra-micro level

System demonstrates resilience across diverse conditions

NEW YORK, July 23, 2025 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced the successful collection of new data that further reinforces the security and performance of its Intelligent Fingerprinting Drug Screening System, strengthening its FDA 510(k) submission.

“Our ongoing dialogue with the FDA throughout the 510(k) process has been constructive and forward-looking,” said Peter Passaris, Vice President of Product Development. “With the support of specialized FDA consultants and expert third-party partners, our team has worked diligently to address each question thoroughly. We are planning to submit our findings to the FDA in August, along with the new data collected.”

As part of this process, the Company completed rigorous cybersecurity testing, including penetration testing and electromagnetic compatibility testing, to validate the resilience of its system. These proactive measures confirmed the product’s strength in secure and varied operating environments, allowing for targeted enhancements that elevate the overall security and reliability of the platform.

The Company also reaffirmed the reliability and accuracy of its technology through advanced quantification techniques, including human eccrine sweat testing. To measure the minute volumes of sweat present in a single fingerprint, volumes invisible to the human eye, the Company used an Ultra-Micro Balance scale, one of the most sensitive instruments available. Capable of measuring down to 0.0000001 grams, approximately 10 million times lighter than a U.S. one-dollar bill, this tool, because of its precision and sensitivity, has confirmed the Company’s existing ability to detect and analyze trace levels of sweat in a single fingerprint.

“As we near the final resubmission deadline for our 510(k) process, our focus has been twofold: addressing the FDA’s questions and enhancing the overall quality of our submission,” said Harry Simeonidis, President and CEO at Intelligent Bio Solutions. “With strategic input from regulatory consultants and FDA submission specialists, our R&D team has invested over 6,000 hours into testing, data aggregation, analysis, and technical reporting. We’re currently in a far stronger position than at any prior stage in this process.”

INBS’s innovative drug testing technology uses fingerprint sweat analysis to detect common drugs of abuse, addressing growing demand from safety-critical industries focused on ensuring workplace safety. The Company currently supports more than 450 accounts across 24 countries, with 18 distribution partners expanding its global reach. As INBS continues to pursue FDA clearance for its opiate test system for codeine, it continues to develop its plans to enter the multi-billion dollar U.S. market in 2025 and scale its international operations.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the US include construction, manufacturing and engineering, transport and logistics firms, mining, drug treatment organizations, and coroners.

For more information, visit https://ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.

info@ibs.inc

LinkedIn | Twitter

Investor & Media Contact

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com